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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated April 19, 1999, relating to the combined financial statements of American National Can Group, Inc., which appears in the Prospectus. We also consent to the references to us under the headings "Experts", "Summary Selected Combined Financial Information" and "Reorganization of ANC" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Summary Selected Combined Financial Information."

PricewaterhouseCoopers LLP

Chicago, Illinois
June 4, 1999